SCHEDULE 14A INFORMATION
            Proxy Statement Pursuant to Section 14(a)
             of the Securities Exchange Act of 1934

[X]  Filed by the Registrant
[ ]  Filed by a Party other than the Registrant

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by
       Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or
       Section 240.14a-12

                HEADWAY CORPORATE RESOURCES, INC.
        (Name of Registrant as Specified in Its Charter)

                Commission File Number:  0-23170

                         Not Applicable
    (Name of Persons Filing Proxy Statement If Other Than the
                           Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-
6(i)(4) and 0-11.

     1) Title of each class of securities to which transaction applies:_______________________________
     2) Aggregate number of securities to which transaction applies:_____________________________________________
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): _______________
     4)  Proposed maximum aggregate value of transaction:_____
     5)  Total fee paid:___________________________________


[ ]  Fee paid previously with preliminary materials.

[ ]  Check box if any part of the fee is offset as provided by
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the offsetting fee was paid previously.  Identify the previous
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
                HEADWAY CORPORATE RESOURCES, INC.
                  850 Third Avenue, 11th Floor
                    New York, New York  10022

                 ANNUAL MEETING OF STOCKHOLDERS
                          JUNE 26, 1997

                   PROXY STATEMENT AND NOTICE
                     SOLICITATION OF PROXIES

      The enclosed proxy is being solicited by the Board of Directors of Headway Corporate Resources, Inc., 850 Third Avenue, 11th Floor, New York, New York 10022, a Delaware corporation ("Headway" or the "Company"), for use at the Annual Meeting of the Stockholders of Headway (the "Annual Meeting") to be held at 3:30 p.m., on June 26, 1997, at the principal office of the Company listed above, and at any adjournment thereof. This Proxy Statement, together with the Company's 1996 Annual Report, serves as notice of the Annual Meeting, a description of the proposals to be addressed at the Annual Meeting, and a source of information on the Company and its management.

      Stockholders may revoke their proxies by delivering a written notice of revocation to the Secretary of the Company at any time prior to the exercise thereof, by the execution of a later-dated proxy by the same person who executed the prior proxy with respect to the same shares, or by attendance at the Annual Meeting and voting in person by the person who executed the prior proxy.

      The solicitation will be primarily by mail but may also include telephone, telegraph or oral communication by officers or regular employees. Officers and employees will receive no additional compensation in connection with the solicitation of proxies. All costs of soliciting proxies will be borne by the Company. The approximate mailing date of the proxy statement and proxy to stockholders is May 14, 1997.

      All proxies will be voted as specified. In the absence of specific instructions, proxies will be voted FOR:

      (1)      the  election of G. Chris Andersen and Richard  B.
Salomon as Class 3 Directors of Headway to serve for a term of three years and until their successors are duly elected and qualified;

     (2) ratification of the appointment of Ernst & Young LLP as independent auditors of the Company for 1997; and

      (3) approval of all other matters by the persons named in the proxies in accordance with their judgment.

PLEASE  SIGN  YOUR  NAME  EXACTLY AS IT  APPEARS  ON  THE  PROXY.
STOCKHOLDERS RECEIVING MORE THAN ONE PROXY BECAUSE OF SHARES REGISTERED IN DIFFERENT NAMES OR ADDRESSES MUST COMPLETE AND RETURN EACH PROXY IN ORDER TO VOTE ALL SHARES TO WHICH ENTITLED.

OUTSTANDING SHARES AND VOTING RIGHTS

      Record  Date.   Stockholders of  record  at  the  close  of
business on May 5, 1997, are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

     Shares Outstanding. As of May 5, 1997, a total of 7,193,569 shares of the Company's Common Stock (the "Common Stock") and 572 shares of the Company's Series B Preferred Stock were outstanding and entitled to vote. No other outstanding series of preferred stock of the Company is entitled to vote at the Annual Meeting.

      Voting Rights and Procedures. Each outstanding share of Common Stock is entitled to one vote on all matters submitted to a vote of stockholders. The holders of Series B Preferred Stock are entitled to vote their shares on an as converted basis with the Common Stock, without distinction as to class, on all matters submitted to a vote of stockholders. The voting power of the Series B Preferred Stock entitled to vote at the Annual Meeting is equivalent to 27,315 shares of Common Stock.

      The Company's Bylaws and Delaware law require the presence, in person or by proxy, of a majority of the outstanding shares entitled to vote to constitute a quorum to convene the Annual Meeting. Shares represented by proxies that reflect abstentions or "broker non-votes" (i.e., shares held by a broker or nominee which are represented at the meeting, but with respect to which such broker or nominee is not empowered to vote on a particular proposal) will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum.

       Stockholder Proposals for the 1998 Annual Meeting. Proposals from stockholders intended to be included in the Company's proxy statement for the 1998 Annual Meeting must be received by the Secretary of the Company on or before January 14, 1998 (not less than 120 days prior to the day in 1998 which corresponds to the date on which this Proxy Statement is released to stockholders), and may be omitted unless the submitting stockholder meets certain requirements. It is suggested that the proposal be submitted by certified mail, return-receipt requested.

                      ELECTION OF DIRECTORS
                        (PROPOSAL NO. 1)

      The Company's Certificate of Incorporation and Bylaws provide that the Board be divided into three classes to be designated as Class 1, Class 2 and Class 3, each of which is to be as nearly equal in number as possible. The Directors in each Class serve for a term ending on the date of the third annual meeting following the meeting at which the Directors of that Class are elected. At the 1997 Annual Meeting, Directors of Class 3, consisting of two persons, are up for election to serve until the annual meeting of stockholders in the year 2000.

      The Board of Directors has nominated for election as the Class 3 Directors G. Chris Andersen and Richard B. Salomon, who currently serve in those positions.

      Set forth below under the caption "DIRECTORS AND EXECUTIVE OFFICERS", is information on the age, presently held positions with the Company, principal occupation now and for the past five years, other directorships in public companies, and tenure of service with the Company as a Director for each of the nominees.

      Each Director is elected by vote of a plurality of the shares of voting stock present and entitled to vote, in person or by proxy, at the Annual Meeting. Abstentions or broker non-votes as to the election of directors will not affect the election of the candidates receiving the plurality of votes. Unless instructed to the contrary, the shares represented by the proxies will be voted FOR the election of the nominees named above as directors. Although it is anticipated that each nominee will be able to serve as a director, should any nominee become unavailable to serve, the proxies will be voted for such other person or persons as may be designated by the Company's Board of Directors.

The Board Recommends a Vote "FOR" The Nominees

       RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
                        (PROPOSAL NO. 2)

      The accounting firm of Ernst & Young LLP ("Ernst & Young") has been approved by the Board, upon recommendation by the Audit Committee, to serve as independent auditors of the Company for 1997, subject to approval by the stockholders by an affirmative vote of a majority of the outstanding shares of the Company's Common Stock represented at the Annual Meeting. Ernst & Young served as independent auditors of the Company in 1996. The Company has been advised that neither Ernst & Young nor any of its members or associates has any relationship with the Company or any of its affiliates, except in the firm's proposed capacity as the Company's independent auditors. The independent auditors of the Company for 1995 were Moore Stephens, P.C. (formerly Mortenson & Associates, P.C.).

      Representatives of Ernst & Young will be present at the Annual Meeting of Stockholders, will be afforded an opportunity to make a statement if they desire, and will be available to respond to appropriate questions from stockholders. The Company does not expect representatives of Moore Stephens, P.C. to be present at the Annual Meeting to make a statement or respond to questions.

      The  affirmative vote of a majority of the shares of Common
Stock represented at the Annual Meeting in person or by proxy is required to approve the selection of Ernst & Young to serve as independent auditors of the Company for 1997.

The Board of Directors Recommends a Vote "For" Ratification of the Appointment of Ernst & Young LLP.

   SECURITY OWNERSHIP OF MANAGEMENT AND PRINCIPAL STOCKHOLDERS

     The following table sets forth as of May 5, 1997, the number and percentage of the outstanding shares of Common Stock which, according to the information supplied to the Company, were beneficially owned by (i) each person who is currently a director of the Company, (ii) each Named Executive Officer (as defined below), (iii) all current directors and executive officers of the Company as a group and (iv) each person who, to the knowledge of the Company, is the beneficial owner of more than 5% of the outstanding Common Stock. Except as otherwise indicated, the persons named in the table have sole voting and dispositive power with respect to all shares beneficially owned, subject to community property laws where applicable.

                                 Amount and Nature of
                                 Beneficial Ownership

Principal Stockholders         Common   Options/  Preferred    % of
                               Shares   Warrants    Stock     Class
                                          (1)                  (2)

Gary S. Goldstein (3)(4)     1,739,639   65,000     29,378     25.17
850 Third Avenue
New York, NY 10022

Edward E. Furash (3)(5)       565,700               16,389      8.07
2001 L Street, N.W.
Washington, DC 20036

Alicia C. Lazaro (4)          314,197    18,333     31,628      5.03
850 Third Avenue
New York, NY 10022

The Tail Wind Fund Ltd. (6)    36,497   240,000    264,905      6.56
18-20 North Quay, Douglas
Isle of Man 1M95 1NR

ING (U.S.) Capital                                 575,000      7.40
Corporation (7)
135 East 57th Street
New York, NY 10022

Officers, Directors and
Nominees

G. Chris Andersen (4)                               13,126      0.18
1330 Avenue of the Americas
New York, NY 10019

Bruce R. Ellig                 50,000    10,000                 0.83
25 East End Avenue
New York, NY  10028

Ehud D. Laska (4)                       184,856      5,251      2.57
630 Fifth Avenue
New York, NY 10111

Charles E.F. Millard                     10,000                 0.14
110 Williams Street
New York, NY  10038

Barry S. Roseman (4)           83,360   105,000     78,881      3.62
850 Third Avenue
New York, NY 10022

Richard B. Salomon (4)                              13,126      0.18
620 Fifth Avenue
New York, NY 10020


Philicia G. Levinson (4)                 8,333      17,501      0.36
850 Third Avenue
New York, NY 10022

All Executive officers and  2,438,699  383,189     173,652     38.65
  Directors as a Group

(1) These figures represent options and warrants that are vested or will vest within 60 days from the date as of which information is presented in the table.

(2) These figures represent the percentage of ownership of the named individuals assuming each of them alone has exercised his or her options, warrants, or conversion rights, and percentage ownership of all officers and directors of a group assuming all such purchase or conversion rights held by such individuals are exercised.

(3) Messrs. Goldstein and Furash are also officers and directors of the Company.

(4)      These  persons  are  holders  of  Series  A  Convertible
Preferred Stock of the Company, a portion of which is convertible to Common Stock of the Company. The figures presented are for the Common Stock issuable on conversion.

(5)      Mr.  Furash  is  the  holder  of  Series  B  Convertible
Preferred  Stock  of the Company which is convertible  to  16,389 shares of Common Stock.

(6) The Tail Wind Fund Ltd. ("TWF") holds 12 shares of the Company's Series D Convertible Preferred Stock (the "Series D Stock"). The face value for each share of Series D Stock is $50,000 and is convertible to Common Stock of the Company at the lesser of $5.210625 or 80% of the market price of the Company's Common Stock on the date of conversion. Dividends are payable on the Series D Stock at the rate of 8% per annum. The Company may, at its election, issue Common Stock in payment of the dividends. On conversion of the Series D Stock, the holder is entitled to receive a warrant to purchase one share of Common Stock for every four shares of Common Stock issued on conversion. The amounts reflected in the foregoing table for TWF assume that all Series D Stock is converted into Common Stock on May 5, 1997, at an estimated conversion price of $3.00 per share. TWF also holds warrants to purchase 240,000 shares of the Company's Common Stock at an exercise price of $4.25 per share.

(7) ING (U.S.) Capital Corporation ("ING"), holds a warrant (the "Series E Warrant") to purchase 575,000 shares of Series E Convertible Preferred Stock ("Series E Stock") of the Company at an exercise price of $0.02 per share. The Series E Stock is convertible at the election of the holder into Common Stock of the Company at the rate of one share for one share, subject to adjustment based on anti-dilution provisions. Assuming exercise in full of the Series E Warrant and the conversion of all of the Series E Stock into Common Stock, ING would receive 575,000 shares of Common Stock.

                DIRECTORS AND EXECUTIVE OFFICERS

Directors and Officers

      The following table sets forth the names, ages, and positions with the Company for each of the directors and officers of the Company. The Board of Directors is divided into three classes, and only one class of directors is elected at each annual meeting of stockholders. The table indicates the class of which each director is a member and the year in which his term expires based on the class.

Name                  Age  Positions (1)                   Term Ends

Gary S. Goldstein     42   Chairman, Chief Executive        Class 1
                           Officer and Director              1999

Barry S. Roseman      44   President, Treasurer, Chief      Class 1
                           Operating Officer and Director    1999

G. Chris Andersen(2)  59   Director                         Class 3
                                                             1997

Bruce R. Ellig        60   Director                         Class 1
                                                             1999

Edward E. Furash      62   Vice Chairman and Director       Class 2
                                                             1998

Ehud D. Laska         47   Director                         Class 2
                                                             1998

Charles E.F. Millard  40   Director                         Class 2
                                                             1998

Richard B. Salomon(2) 49   Director                         Class 3
                                                             1997

Philicia G. Levinson  33   Senior Vice President and         N/A
                           Secretary

(1) All executive officers are elected by the Board and hold office until the next Annual Meeting of stockholders and until their successors are elected and qualify.

(2)      G. Chris Andersen and Richard B. Salomon are members  of
Class 3 of the Board of Directors, and have been nominated by the Board for re-election at the Annual Meeting. See "PROPOSAL NO. 1
-- ELECTION OF DIRECTORS", above.

      The following is information on the business experience of each director and officer.

      Gary S. Goldstein has served in a number of executive positions with the Company and its predecessors over the past twelve years, including, Chairman, President, and Chief Executive Officer. He is currently a director and executive officer of each of the Company's subsidiary corporations. Mr. Goldstein has extensive experience in human resource recruitment within all areas of the financial services industry. Prior to entering the recruitment industry, Mr. Goldstein was on the audit and
consulting  staffs of Arthur Andersen & Co., in  New  York.   Mr.
Goldstein is an active member of the Young Presidents' Organization, Inc., and serves on its Metro Division Board of Directors. He is also an active member of The Brookings Council of the Brookings Institution, The Presidents Association of the American Management Association, and is listed in Who's Who in Finance and Industry.

      Barry S. Roseman oversees all operation of the Company and its subsidiaries. He joined the Company as its Senior Executive Vice President and Chief Operating Officer in January 1992, and became President in September 1996. He is currently a director and executive officer of each of the Company's subsidiary corporations. For nine years prior to 1992, Mr. Roseman was employed at FCB/Leber Katz Partners, Inc., a division of True North Communications, Inc., in various positions; most recently as Senior Vice President Director of Agency Operations.

      G. Chris Andersen became a director of the Company in June 1995. He is one of the founders of Andersen, Weinroth & Co., L.P., a merchant banking firm, which commenced operations in January 1996. For over five years prior to 1996, Mr. Andersen served as the Vice Chairman of PaineWebber Incorporated, in New York City. Mr. Andersen also serves as a director of three other public companies, Sunshine Mining and Refining Company, TEREX Corporation, and United Waste Incorporated.

      Bruce R. Ellig became a director of the Company in April 1997. Currently Mr. Ellig is an independent consultant and adviser on human resource matters. From 1985 through October 1996, Mr. Ellig served as a Corporate Vice President of the research-based health care company, Pfizer Inc, with worldwide responsibility for its personnel functions. He is a member of the American Compensation Association and the Society for Human Resource Management ("SHRM"). Mr. Ellig currently serves on the SHRM board of directors, and was the Chairman of the SHRM board in 1996. Prior to his retirement from Pfizer, Mr. Ellig was a member of many human resource organizations, and received numerous awards for his contributions to the field. He is a fellow of the National Academy of Human Resources, and is listed in Who's Who in Finance and Industry, the East, America, and the World.

     Edward E. Furash founded Furash & Company, Inc., in 1980 and currently serves as its Chairman and Chief Executive Officer. He has served as the Vice Chairman and a director of the Company since June 1995. Mr. Furash has extensive experience in all aspects of the financial services industry and management of financial services companies. He also advises major companies outside of the financial services industry on their entry into the industry. A seasoned banker, he served nearly twelve years as Senior Vice President at the Shawmut Corporation and subsequently was a Managing Associate and member of the Board of Directors of Golembe Associates. He is listed in Who's Who in Finance and Industry and America. Mr. Furash has earned degrees from The Wharton School and Harvard College and later served on the faculty of both institutions.

      Ehud D. Laska was appointed a director of the Company in August 1993. He is the Chairman of Coleman and Company Securities, Inc., a New York Stock Exchange member investment bank. Mr. Laska is also a founding partner and Managing Director of InterBank/Birchall Acquisition Partners, LLC. Through these firms, Mr. Laska specializes in building up companies through same industry consolidation and acquisitions. From August 1994 to February 1996, Mr. Laska served as a managing director at the investment banking firm of Continuum Capital, Inc. While serving as a Managing Director with Tallwood Associates, Inc., a boutique investment banking firm, from May 1992 to August 1994, Mr. Laska founded the Private Equity Finance Group, which merged with Continuum Capital, Inc. in August 1994. Prior to May 1992, Mr. Laska was an investment banker with Laidlaw Equities.

      Charles E.F. Millard became a director of the Company in April 1997. He has served as the President of the New York City Economic Development Corporation since January 1992, and as a member of the New York City Council since December 1995. From May 1995 to December 1995, he served as Managing Director of the investment banking firm, Cambridge Partners LLP.

      Richard B. Salomon became a director of the Company in June 1995. He has been engaged in the private practice of law for the past five years, during which period he has been a partner in the law firm of Christy & Viener, counsel to the Company. Mr.
Salomon's practice is primarily in the areas of real estate and corporate law. He currently serves as a director of Tweedy Browne Fund, Inc., a mutual fund based in New York City.

      Philicia G. Levinson was appointed Secretary of the Company in September 1996. She has served as Senior Vice President, Director of Corporate Development and has managed the Company's acquisition activities since April 1995. She was hired by the Company in December 1992 to provide marketing consulting services to investment banking clients. Prior to her employment by the Company, she was employed by Bloomingdale's of New York City where her responsibilities included product management and development.

Board Meetings and Committees/Compensation

      The Board of Directors has established three committees. The Compensation Committee considers salary and benefit matters for the executive officers and key personnel of the Company. The members of the Compensation Committee include G. Chris Andersen and Ehud D. Laska. The Finance Committee assists the Board in areas of financing proposals, budgeting, and acquisitions. The members of the Finance Committee include Gary S. Goldstein, Barry
S. Roseman, G. Chris Andersen, and Ehud D. Laska. The Audit Committee is responsible for financial reporting matters, internal controls, and compliance with financial polices of the Company, and meets with the Company's auditors when appropriate. The members of the Audit Committee include Ehud D. Laska and Richard B. Salomon.

      The Board of Directors met two times during the past fiscal year. Each of the Compensation Committee, Finance Committee, and Audit Committee met twice during the year. All directors attended all meetings of the Board of Directors and the committees on which they serve. Directors who are not employees of the Company are paid $1,000 for attendance at each Board meeting, and are reimbursed for travel expenses incurred to attend each meeting. In April 1997, the Board of Directors adopted a new compensation arrangement for non-employee directors, which will be effective September 1, 1997. Under the new arrangement, non-employee directors will receive $2,500 for each meeting of the Board of Directors attended, and $500 for each committee meeting attended, which is held on a day other than a day when a Board of Directors meeting is also held. Non-employee directors will also receive in September of each year options to purchase 5,000 shares of the Company's Common Stock exerciseable over a period of ten years at an exercise price equal to the fair market value of the Company's Common Stock on the date of issuance.

      In consideration for the agreement of Bruce R. Ellig and Charles E.F. Millard to serve as directors of the Company, they each received options to purchase 10,000 shares of the Company's Common Stock exerciseable over a period of ten years at an exercise price of $3.50, which was the fair market value of the Company's Common Stock on the date of grant.

Section 16(a) Filing Compliance

      Section 16(a) of the Securities Exchange Act of 1934 requires officers and Directors of the Company and persons who own more than ten percent of a registered class of the Company's equity securities to file reports of ownership and changes in their ownership on Forms 3, 4, and 5 with the Securities and Exchange Commission, and forward copies of such filings to the Company. Based on the copies of filings received by the Company, during the most recent fiscal year the directors, officers, and beneficial owners of more than ten percent of the equity securities of the Company registered pursuant to Section 12 of the Exchange Act have filed on a timely basis all required Forms 3, 4, and 5 and any amendments thereto.

Significant Employees

      The following is information on positions with the Company and business experience of employees whom the Company believes will make significant contributions to its business.

      Irene Cohen, age 60, has served as a Vice Chairman and Executive Vice President of Headway Corporate Staffing Services, Inc., a subsidiary of the Company ("HCSS"), President and Chief Executive Officer of Corporate Staffing Alternatives, Inc., a subsidiary of HCSS ("CSA"), and a director of Headway Personnel, Inc. ("HPI"), a subsidiary of HCSS, since May 31, 1996. She is a founder of Irene Cohen Temps, Inc. ("ICT"), CSA, and HPI., all corporations acquired by the Company in 1996, and served as a director and executive officer of those corporations for over four years prior to May 1996.

     Michael List, age 40, has served as President and a director of HCSS, ICT, and Certified Technical Staffing, Inc., a subsidiary of HCSS ("CTS"), since May 1996. Prior to the Company's acquisition of these corporations in 1996, Mr. List served with them as a director and executive officer. Mr. List currently serves on the advisory board of Concorde Technologies of Knoxville, Tennessee, a company engaged in the business of developing staffing service database and management systems.

      Ronald Wendlinger, age 41, has served since May 1996 as a Vice Chairman and Executive Vice President of HCSS, and as a director and executive officer of ICT and CTS. Mr. Wendlinger was employed by these corporations in various positions during the four year period prior to their acquisition by the Company in May 1996.

                     EXECUTIVE COMPENSATION

Annual Compensation

     The following table sets forth certain information regarding the annual and long-term compensation for services in all capacities to the Company for the prior fiscal years ended December 31, 1996, 1995, and 1994, of those persons who were either (i) the chief executive officer of the Company during the last completed fiscal year or (ii) one of the other four most highly compensated executive officers of the Company as of the end of the last completed fiscal year whose annual salary and bonuses exceeded $100,000 (collectively, the "Named Executive Officers").

                                                              Long Term      All Other
Name and Principal           Annual Compensation              Compensation   Compensation
Position                                                                       (1)

                                                Other Annual  Options/
                     Year  Salary($)  Bonus($)  Compensation  SARs (#)


Gary S. Goldstein    1996  470,000    210,000    51,388         --           2,375
Chairman, Chief      1995  470,000     90,000    28,483       50,000         2,310
Executive Officer    1994  470,000    397,700    24,653       55,000         2,310

Barry S. Roseman     1996  250,000    150,000    25,230       50,000         2,375
President, Chief     1995  250,000     50,000    24,379       60,000         2,310
Operating Officer    1994  250,000    100,000    29,812       40,000         2,310

Edward E. Furash     1996  250,000       --      50,000         --              --
Vice Chairman/       1995  250,000       --      50,000         --           5,115
CEO of Furash        1994    --          --        --           --              --

Philicia Levinson    1996  100,000     70,000      --           --           2,062
Senior Vice          1995   94,375     35,000      --         10,000         1,180
President, Secretary 1994   80,000       --        --          5,000         1,250


(1) Represents contributions by the Company to the defined contribution [401(k)] plan.

Employment and Other Arrangements

          The Company adopted in 1993 a form employment agreement for its executive officers and key employees for the purpose of memorializing annual base compensation. The employment agreement also provides that the employee is entitled to participate in group insurance and benefit plans. Furthermore, the Company may, at its election, obtain key-man life insurance on the employee. From September 1993 through December 1996, Gary S. Goldstein and Barry S. Roseman each entered into employment agreements providing for annual compensation of $470,000 and $250,000, respectively.

      Beginning January 1, 1997, the Company implemented new compensation arrangements for Messrs. Goldstein and Roseman by resolution of the Board of Directors adopted on the recommendation of the Compensation Committee. Under the new arrangements, the base salaries of Messrs. Goldstein and Roseman have been fixed at $300,000 and $250,000, respectively. Additional incentive compensation is payable to each of them equal to an escalating percentage of the Company's annual earnings (before interest, income tax, depreciation, and amortization expenses) in excess of $3,000,000; provided, that the maximum cash compensation payable to Mr. Goldstein for any one year is $750,000, and the maximum payable to Mr. Roseman for any one year is $500,000. Messrs. Goldstein and Roseman may receive additional bonus or stock incentive compensation from time to time as determined by the Board of Directors on the recommendation of the Compensation Committee.

      The  Company maintains key-man life insurance  on  Gary  S.
Goldstein in the amount of $3,500,000 and on the lives of four other employees in the aggregate amount of $2,950,000. All policies are owned by the Company, and the Company is the named beneficiary.

      The Company has entered into a four year employment agreement with Edward E. Furash, which was effective on January 1, 1995. Under the agreement, Mr. Furash will receive an annual salary of $250,000, and is entitled to participate in a bonus plan established for employees of Furash. The bonus plan provides that, if the net income before taxes of Furash during each fiscal year commencing January 1, 1995, based on at least $4,000,000 of total revenue, is greater than 8%, a portion of the excess about 8% will be set aside in a bonus pool and distributed to the employees of Furash as determined by a committee consisting of two executive officers of Furash and one executive officer of the Company. Mr. Furash is currently one of the officers of Furash serving on the committee.

Defined Contribution Plan

      The Company's subsidiaries have adopted qualified 401(k) contribution plans for their employees. Under the plans of two subsidiaries, employees may elect to defer a portion of their salary up to 15% of total compensation, and the employer is required to make matching contributions up to 25% of the amount deferred not to exceed 10% of total compensation. Employees are fully vested on their contributions when made, and are fully vested on employer contributions after five years of service. Contributions to the plans for the fiscal years ended December 31, 1996 and 1995, were $55,000 and $65,000, respectively. Under the remaining plan of a third subsidiary, employees may elect to defer a portion of their salary up to 15% of total compensation, but the employer is not required to make matching contributions.

Stock Options

      The following table sets forth certain information with respect to grants of stock options during 1996 to the Named
Executive Officers pursuant to the Company's 1993 Incentive Stock
Plan ("Plan").

                                       % of Total
                        Number of     Options/SARs
                       Securities      Granted to     Exercise or
Name and Principal     Underlying     Employees in    Base Price   Expiration
Position             Options Granted   Fiscal year      ($/Sh)        Date

Gary S. Goldstein          -0-             -0-            --           --
Chairman, Chief
Executive Officer

Barry S. Roseman         50,000            6.9           $2.50       1/22/06
President, Chief
Operating Officer

Edward E. Furash           -0-             -0-            --           --
Vice Chairman/
CEO of Furash

Philicia G. Levinson       -0-             -0-            --           --
Senior Vice President,
Secretary

      The following table sets forth certain information with respect to unexercised options held by the Named Executive
Officers as of December 31, 1996. No outstanding options held by the Named Executive Officers were exercised in 1996.

                         Number of Securities           Value of Unexercised
Name and Principal      Underlying Unexercised          In-the-Money Options
Position                 Options at FY End (#)           at FY End ($) (1)

                      Exerciseable/Unexerciseable   Exerciseable/Unexerciseable


Gary S. Goldstein          53,333/ 51,667                  96,933/ 95,467
Chairman, Chief
Executive Officer

Barry S. Roseman           96,667/ 53,333                 191,734/ 99,016
President, Chief
Operating Officer

Edward E. Furash             -0-/ -0-                        -0-/ -0-
Vice Chairman/
CEO of Furash

Philicia G. Levinson       6,667/ 8,333                   12,534/ 15,666
Senior Vice President,
Secretary

(1) This value is determined on the basis of the difference between the fair market value of the securities underlying the options and the exercise price at fiscal year end.

      The Plan was adopted by the Company's board of directors in August 1993, and approved by the Company's stockholders in October 1993. The Plan provides for the grant of awards in the form of options to purchase shares of Common Stock, stock appreciation rights, shares of Common Stock subject to vesting and/or forfeiture restrictions, or any combination thereof. Awards under the Plan are granted by a committee (the "Committee") consisting of at least two disinterested directors of the Company appointed by the Company's board of directors. The maximum number of shares of Common Stock issuable pursuant to awards granted under the Plan is 3,771,567 shares. Directors (other than directors serving on the Committee), officers, and key employees of the Company who are expected to make significant contributions to the Company are eligible to receive Plan awards upon such terms, and subject to such conditions as the Committee, in its sole discretion, shall determine, including, without limitation, the number of shares issuable pursuant to the award, type of award, restrictions upon the exercise of awards, vesting conditions, and the manner of payment to be accepted for awards. The Committee is authorized, within the provisions of the Plan, to amend certain of the terms of outstanding awards, and to modify or extend outstanding options with a higher exercise price than new options.

     During 1996, the Company granted options to purchase 719,950 shares of Common Stock to a number of employees. The exercise price for all options granted is the fair market value of the Company's Common Stock on the date of grant based on the price in the over-the-counter market, and range from $2.50 to $5.06 per share. A total of 92,503 options were canceled during the year, leaving 1,220,947 outstanding at December 31, 1996. The vesting period for outstanding options varies, and includes immediate vesting, vesting over three years subject to continued employment by the Company, and vesting over five years subject to continued employment by the Company. Furthermore, all options are exerciseable for a period of five to ten years from the date of grant; provided, that all options expire one month following the date on which employment is terminated for any reason.

         CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      The following discussion includes certain relationships and related transactions which occurred during the Company's fiscal year ended December 31, 1996, as well as the interim period ended
March 31, 1997.

      In 1996 and 1995, corporations of which Ehud D. Laska is an owner and an associate of Mr. Laska provided finance and advisory services to the Company in connection with the Company's debt and equity financings. For these services, the Company paid $582,500 in 1996 and $80,000 in 1995. In addition, the Company granted to Mr. Laska and his associate warrants to purchase 240,000 shares of Common Stock exerciseable over a period of four years commencing May 31, 1997, at an exercise price of $4.25 per share.

      In May 1996, the Company loaned a total of $507,366 to 10 employees and certain directors of the Company at 8% interest per annum payable quarterly over a term of five years. The funds were used by the employees and directors to purchase a total of 2,170 shares of the Company's Series A Convertible Preferred Stock ("Series A Stock") from True North Communications, Inc. ("True North"). These purchases were part of a total sale of 2,800 shares of Series A Stock by True North to 15 purchasers. The 2,800 shares of Series A Stock is convertible to a total of 1,332,412 shares of Common Stock. Loans made to persons who, at the time of the transaction, were officers and directors of the Company (Gary S. Goldstein received a loan of $59,059 to purchase 235 shares of Series A Stock and Barry S. Roseman received a loan of $157,608 to purchase 631 shares of Series A Stock) are collateralized by the Series A Stock purchased and additional assets with a value in excess of the principal amount of each loan. Prior to the sale of Series A Stock, True North had a voice in all acquisition and financing activities of the Company under the original agreement pursuant to which True North acquired the Series A Stock. Sale of the Series A Stock terminated True North's participation in the affairs of the Company. Sale of the Series A Stock also provided an opportunity to give management and other employees a greater equity interest in the Company as an incentive for future performance. Accordingly, the disinterested directors of the Company approved the loans to facilitate the sale of Series A Stock.

      Richard B. Salomon, a director of the Company, is also a partner in the law firm of Christy & Viener, which represents the Company on various legal matters from time to time. In 1996 and 1995, Christy & Viener received total payments of $246,266 and $24,000, respectively, from the Company for legal services and costs.

     On May 31, 1996, the Company entered into a Credit Agreement with ING (U.S.) Capital Corporation ("ING"). Under the Credit Agreement, ING made a term loan of $9,000,000 to the Company, and established a $6,000,000 revolving credit facility for the Company. In connection with this financing arrangement, the Company granted to ING the Series E Warrant to purchase 575,000 shares of Series E Stock of the Company at an exercise price of $0.02 per share. The Series E Stock is convertible at the election of the holder to Common Stock of the Company at the rate of one share for one share, subject to adjustment based on anti-dilution provisions. The Company also entered into a Registration Rights Agreement with ING pertaining to the Common Stock of the Company issuable on conversion of the Series E Stock. Under the terms of the Registration Rights Agreement, the Company is required to file and keep effective a shelf registration covering the Common Stock issuable to ING. In the Registration Rights Agreement, ING agreed not to make any private or public sale of the Common Stock prior to May 31, 1997.

      During the first part of 1996, The Tail Wind Fund Ltd. ("TWF"), provided consulting and advisory services in connection with structuring the Company's private offerings of securities totaling $7,000,000, and assisted the Company in locating potential investors. In consideration for these services, TWF received from the Company fees consisting of $350,000 in cash and warrants to purchase 240,000 shares of the Company's Common Stock exerciseable over a period of five years at a price of $4.25 per share.

      At the end of 1996, Gary S. Goldstein was indebted to the Company in the aggregate amount of $1,159,722, which represented principal and accrued interest on outstanding loans that originated in 1993. With the approval of the Board of Directors (Mr. Goldstein not participating) given on the recommendation of the Compensation Committee, the Company purchased from Mr.
Goldstein 78,960 shares of the Company's Common Stock for $399,735 or a price of $5.0625 per share, which was the closing bid price for the Company's Common Stock on December 20, 1996. Out of the purchase price for the stock, $63,062 paid all accrued interest on the loans, $231,945 was applied to reduce principal, and $104,728 was retained by Mr. Goldstein to cover his income tax liability arising from the transaction.

                           FORM 10-KSB

       UPON WRITTEN REQUEST, THE COMPANY WILL PROVIDE TO STOCKHOLDERS, WITHOUT CHARGE, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB FOR THE YEAR ENDED DECEMBER 31, 1996, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. REQUESTS SHOULD BE DIRECTED TO BARRY S. ROSEMAN, PRESIDENT, HEADWAY CORPORATE RESOURCES, INC., 850 THIRD AVENUE, 11TH FLOOR, NEW YORK, NEW YORK 10022.

                          OTHER MATTERS

      As of the date of this Proxy Statement, the Board of Directors of the Company knows of no other matters which may come before the Annual Meeting. However, if any matters other than those referred to herein should be presented properly for consideration and action at the Annual Meeting, or any adjournment or postponement thereof, the proxies will be voted with respect thereto in accordance with the best judgment and in the discretion of the proxy holders.

     Please sign the enclosed proxy and return it in the enclosed return envelope.

Dated:  May 14, 1997

APPENDIX/PROXY FORM
                HEADWAY CORPORATE RESOURCES, INC.
                  850 THIRD AVENUE, 11TH FLOOR
                    NEW YORK, NEW YORK  10022

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Gary S. Goldstein and Barry S. Roseman as Proxies, each with the power to appoint his substitute, and hereby authorizes each of them to represent and to vote, as designated below, all the shares of Common Stock of Headway Corporate Resources, Inc. (the "Company") held of record by the undersigned on May 5, 1997, at the Annual Meeting of Stockholders to be held on June 26, 1997, and at any adjournment or postponement thereof.

(1)     The election of each of the following persons as Class  3
directors of the Company to serve for a term of three years and until their successors are duly elected and qualified

     G.  Chris  Andersen      For  [  ]    Against  [  ]    Abstain [ ]
     Richard  B.  Salomon     For  [  ]    Against  [  ]    Abstain [ ]

(2) Ratification of the appointment of Ernst & Young LLP as independent auditors of the Company for 1997; and

          For [ ]     Against [ ]     Abstain [ ]

(3) The proxies are authorized to vote in accordance with their judgment on any matters other than those referred to herein that are properly presented for consideration and action at the Annual Meeting.

THIS  PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE  MANNER
DIRECTED  HEREIN BY THE UNDERSIGNED STOCKHOLDER.  IF NO DIRECTION
IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

All other proxies heretofore given by the undersigned to vote shares of stock of the Company, which the undersigned would be entitled to vote if personally present at the Annual Meeting or any adjournment or postponement thereof, are hereby expressly revoked.

Dated:________________________, 1997


____________________________________


____________________________________

Please date this Proxy and sign it exactly as your name or names appear below. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If shares are held by a corporation, please sign in full corporate name by the President or other authorized officer. If shares are held by a partnership, please sign in partnership name by an authorized person.

PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN THE PROXY CARD  USING
THE  ENCLOSED  ENVELOPE.  IF YOUR ADDRESS IS  INCORRECTLY  SHOWN,
PLEASE PRINT CHANGES.